     THIS LEASE AGREEMENT made this 17th day of April, 1997, by and between Michael A. Howland, as Trustee of the Hownat Trust, u/d/t dated March 31st, 1993 recorded in the Middlesex North Registry of Deeds, in Book 6398, Page 342, having an address care of Howland Development Corporation, 155 West Street, Wilmington, Massachusetts 01887 (hereinafter with their successors and assigns called the "Lessor") and Centennial Technologies, Inc. a Delaware Corporation, having a principal place of business at 37 Manning Road, Billerica, Massachusetts 01821 (hereinafter with its successors and permitted assigns called the "Lessee")

                                    ARTICLE I

                                    PREMISES

     Section I. In consideration of the rents and covenants herein contained on the part of the Lessee to be paid, performed and observed, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor, subject to the terms and provisions hereinafter set forth, certain premises (hereinafter called the "demised premises") consisting of approximately 34,084 square feet of floor area, in the building commonly known as 7 Lopez Road (the "Building") thereon and situated at 7 Lopez Road, Wilmington, Massachusetts, on the Land described in Exhibit A attached hereto (the "Land"), a copy of a plan of the demised premises being attached hereto as Exhibit B; together with the non-exclusive right to use, in common with others from time to time lawfully entitled thereto, the common areas of the Building, one hundred and fifty (150) parking spaces located in the parking areas on the Land, as same may exist from time to time, for parking purposes only, and the driveways and walkways on the Land, as same may exist from time to time, for roadway and walkway purposes only.

     Section 2. The demised premises are leased subject to the reservation to the Lessor of the roof and exterior walls of the demised premises and of the Building, and subject to the Lessor's reservation of the right (without thereby assuming the obligation) to install, maintain, use, repair and replace (in such manner as to reduce to a minimum to the extent reasonably practicable the interference with Lessee's use of the demised premises) all pipes, ducts, wires, meters, utility lines and the like which are in the reasonable judgement of the Lessor, required to be in the demised premises. The Lessor reserves the right to alter, increase and relocate such parking areas, driveways and walkways from time to time and any common facilities with the Building. The Lessor reserves the right to make additions to the Building and to erect additional buildings and structures on the Land.

                                   ARTICLE II

                              Term and Commencement

     Section 1. TO HAVE TO HOLD the demised premises for an original term (the "Original Term") of sixty (60) months from the Commencement Date (as said term is hereinafter defined) unless sooner terminated as herein provided. The Commencement Date shall be May 1, 1997 (the "Commencement Date").

     Section 2. Intentionally Deleted



                                   ARTICLE III

                                      RENT

     Section 1. YIELDING AND PAYING an annual base rent during the Original Term hereof in the mount of One Million One Hundred Thousand Seven Hundred Thirty and 00/100ths (S1,107,730.00) Dollars per annum (the "Annual BASE RENT").

     ANNUAL BASE RENT SCHEDULE

     PERIOD         $/PER SF         ANNUAL BASE RENT         MONTHLY RENT
     ------         --------         ----------------         ------------

     Year 1         $ 6.00               $ 204,504             $17,042.00
     Year 2         $ 6.25               $ 213,025             $17,752.08
     Year 3         $ 6.50               S 221,546             $18,462.16
     Year 4         $ 6.75               $ 230,067             $19,172.25
     Year 5         $ 7.00               $ 238,588             $19,882.33
                                         ---------

     TOTAL .............................$1,107,730


     Section 2. All such rent including said Annual Base Rent as it may be adjusted together with any such sum or amount hereunder designated as Additional Rent (as defined hereinafter) shall be paid as and when the same shall become due without offset, deduction or demand. All such rent shall be payable in advance on the first day of each calendar month during the term hereof commencing on the Commencement Date. If the Commencement Date is other than the first day of a calendar month, Annual Base Rent for the first incomplete month, pro-rated at the rate set forth above, shall be paid on the Commencement

Date. During the Original Term, the Annual Base Rent shall be paid in sixty (60) monthly installments, per the above listed schedule. All references in this Lease to the ",Annual Base Rent" shall, with respect to the Original Term, mean an amount equal to a particular period's monthly base rent multiplied by twelve
(12).

     Section 3. Lessee covenants and agrees to pay as follows:

     (a) In addition to any charges pursuant to Article XVII, Section 4, if any installment of Annual Base Rent or Additional Rent payable hereunder is not paid after ten (10) days of when due, Lessee shall pay Lessor, on demand, a late charge equal to five (5%) percent of the amount of any such Annual Base Rent or Additional Rent payment as Additional Rent hereunder.

     (b) If Lessor shall pay any monies or incur any reasonable expenses, including without limitation reasonable attorney's fees, in connection with any failure by Lessee to pay Annual Base Rent or Additional Rent as and when same shall become due and payable, the amounts so paid or incurred by Lessor shall be considered Additional Rent, payable by Lessee within ten (10) days of written demand for payment and may be collected or enforced in the same manner as Annual Base Rent and Additional Rent.

     Section 4. The Lessee shall pay, as Additional Rent hereunder, during the Original Term hereof and any extension or renewal thereof, the greater of either: (i) Lessee's Pro Rata Share (as defined in Article XX hereof) of any and all real estate taxes and betterments and other assessments (ordinary and extraordinary), water rents, sewer and other charges which shall be imposed, assessed or levied upon the Building and the Land or (ii) $1.00 per square foot (i.e. $34,084) per annum. In addition, the Lessee shall pay one hundred (100%) percent of real estate taxes, betterments and other assessments due to any alterations or improvements made by the Lessee to the demised premises. All such rent shall be payable in advance on the first day of each calendar month during the Original Term hereof, and any extension or renewal thereof, commencing on the Commencement Date in equal monthly installments in the amount of Two Thousand Eight Hundred Forty and 33/100ths Dollars ($2,840.33). Lessor reserves the right, during the Original Term and any extension or renewal thereof, to adjust such monthly installment, from time to time, if the actual costs for such expense increases.

     If this Lease shall commence on a date other than the first day of a tax year, or terminate on a date other than the last day of a tax year, the Lessee for that tax year shall pay to the Lessor only such portion of such Additional Rent for the whole tax year as shall be proportionate to the portion of the tax year contained within the term of this Lease.

     Section 5. The term "real estate taxes" shall mean all taxes and special assessments of every kind and nature assessed by a governmental authority, on the Land or the Building which the Lessor shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Land or Building. The foregoing provisions are predicated upon the present system of taxation in the Commonwealth of Massachusetts. If taxes upon rentals or otherwise pertaining to the demised premises shall be substituted, in whole or in part, for the present ad valorem real estate taxes or assessed in addition thereto, then Lessee's obligation to pay such taxes shall be based upon such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with such additional taxes, and such substitute or additional taxes shall be deemed to be included within the term "real estate taxes". Except as hereinabove provided: nothing herein contained shall otherwise require or be construed to require Lessee to reimburse Lessor for any inheritance, estate, succession, transfer, gift, franchise, income or earnings, profit, excess profit tax, capital stock, capital levy or corporate or other similar tax which is or may be imposed upon Lessor or upon Lessor's business.

     Section 6. During the Original Term and any extensions or renewals thereof, Lessee shall pay to Lessor, as Additional Rent, the greater of either:
(i) Lessee's Pro Rata Share (as defined in Article XX hereof) of the costs paid or incurred by Lessor in connection with maintaining and repairing the Building, and any additions to the Building and in maintaining and repairing the Land (the "common area maintenance expenses" or the "CAM" expenses) or (ii) $.30 per square foot (i.e. $10,225.20) per annum. All such Additional Rent shall be payable in advance on the first day of each calendar month during the Original Term hereof, and any extension or renewal thereof, commencing on the Commencement Date in equal monthly installments in the amount of Eight Hundred Fifty Two and 10/100ths Dollars ($852.10). Lessor reserves the right, during the Original Term and any extension or renewal thereof, to adjust such monthly installment, from time to time, if the actual costs for such CAM expenses increase.

     Section 7. For the purposes of this Lease, CAM expenses are defined as those direct expenses necessary to operate, repair and maintain the Building and the Land in a manner deemed reasonable and for the best interests of the tenants in the Building, including but not limited to, the costs for the following items:

     (A) operating and cleaning the common areas and for removing snow, ice and debris from the parking areas and the roof;

     (B) replacing paving, striping, curbs, walkways, landscaping, common and public lighting facilities in the Building and the area immediately adjacent thereto;

     (c)  electricity for lighting the common and public areas;

     (D) maintenance, repair and upkeep of the roofing system; mechanical, electrical, plumbing and gas systems; fire alarm and sprinkler equipment;

     (E) maintaining and repairing all drainage, sewage and / or septic system and utility facilities and equipment on the land whether above or underground;

     (F) maintenance, repair and upkeep of the lobbies, hallways and other common and public areas of the Building and the Land.

     Section 8. For the purposes of this Lease, CAM expenses shall not include costs for replacement of foundations, beams, girders, mullions, and exterior walls of the demised premises or Building, except where such repairs are required by reason of or any act or negligence of the Lessee, its employees, agents, licensees, suppliers, contractors, invitees or guests (the "Structural Repairs"); expenses for which Lessor is reimbursed or indemnified (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses and expenses of renovating space for tenants); legal expenses arising out of the construction, operation, use, occupation or maintenance of the Building or the enforcement of the provisions of any agreements affecting the Building; interest or amortization payments on any mortgage or mortgages; the cost of any work or services performed for or facilities furnished to a lessee at the lessee's cost; the cost of correcting defects (latent or otherwise) in the construction of the Building or the costs associated with any environmental contamination remediation incurred as a result of any such contamination proven to be on the Land prior to the Lease Commencement Date ("Pre-existing Environmental Conditions"). Nothing contained in this provision shall operate to reduce either the Lessee's or the Lessor's obligations with respect to so-called 'environmental matters' as such obligations are further delineated in
Article XXIV herein.

     Section 9. During the Original Term and any extensions or renewals thereof, Lessee shall pay Lessor, as Additional Rent hereunder, the greater of either:
(i) Lessee's Pro Rata Share (as defined in Article XX hereof) of Lessor's cost of the following insurance on the Building and the Land: fire and extended coverage insurance and such other insurance covering all hazards included within customary "all risk" coverage, including without limitation insurance covering fire, lightning, vandalism, malicious mischief, and sprinkler leakage, said insurance to be on a full value, repair, or replacement bases, as determined by Lessor's mortgagee and Lessors costs, for comprehensive liability insurance indemnifying the Lessor against all claims and demands for any injury to persons or property which may be claimed to have occurred in or upon the Building or the Land in such amounts as Lessor shall from time to time determine or (ii) $. 10 per square foot (i.e. $3,408.40) per annum. All such Additional Rent shall be payable in advance on the first day of each calendar month during the Original Term hereof, and any extension or renewal thereof, commencing on the Commencement Date in equal monthly installments in the amount of Two Hundred Eighty Four and 03/100ths Dollars ($284.03). Lessor reserves the right, during the Original Term and any extension or renewal thereof, to adjust such monthly installment, from time to time, if the actual costs for such CAM expenses increase. In addition, notwithstanding the foregoing, Lessee shall pay as Additional Rent, one hundred (100%) percent of Lessor's cost of any insurance with respect to the Building or the Land which is attributable solely to Lessee's particular use of the demised premises.

     Section 10. This is, and is intended to be. a TRIPLE NET LEASE, and accordingly, except as expressly otherwise provided for herein, all charges, assessments and impositions made upon the Land and the Building and all costs, expenses and other obligations paid or incurred by Lessor of any kind or nature whatsoever in insuring, maintaining and / or repairing the demised premises or the Building or the Land or any additions to the Building, (other than the costs of maintaining or repairing the interior of space leased to others or available for lease to others and other than the Structural Repairs set forth in Section 8 hereof) shall be included in Lessor's costs of which Lessee is obligated to pay a pro rata share or the entirety, as the case may be, as provided hereinabove.

     Section 11. All payments of Base Rent and Additional Rent hereunder shall be mailed without offset or deduction and without previous demand therefore and if other than cash payable to the order of Lessor at 155 West Street, Wilmington, Massachusetts 01887, or otherwise as Lessor may notify Lessee from time to time.

     Section 12. Lessee hereby acknowledges and agrees that it will take possession of the demised space in "as is" condition with all faults, except for any such Pre-existing Environmental Conditions.

     Section 13. Lessor acknowledges receipt from Lessee of One Hundred Forty Thousand Three Hundred Twelve 47/100ths ($140,312.47) Dollars paid concurrently with the execution hereof. The same represents the following:

     (a) first months Base Rent and Additional Rent:      $21,018.47
     (b) three months security deposit:                   $71,576.40
     (c) last two months Base Rent and Additional Rent:   $47,717.60

     Said [$71,576.40] security deposit shall be held by Lessor without interest during the Original Term hereof, and any extensions or renewals thereof, and for so long thereafter as Lessee is in possession of the demised premises or has unsatisfied obligations hereunder to Lessor which deposit the Lessor may apply from time to time against delinquent outstanding obligations of Lessee hereunder. Lessee shall have no right to require the Lessor to apply said security deposit, nor shall Lessee be entitled to credit the same against rents or other sums payable hereunder. If and to the extent that the Lessor makes use of all or any portion of said security deposit in accordance with the terms hereof, the sum so applied by Lessor shall be restored to the security deposit by Lessee upon notice from Lessor, and failure to pay to Lessor the amount to be so restored shall be a default hereunder giving rise to all of the Lessor's rights and remedies applicable to a default in the payment of rent.

     Section 14. If, at the appropriate time period for the application of its Rent Credit, as hereinafter defined, the Lessee is not in default of any of the terms or provisions of this Lease, then the Lessee shall be entitled to apply said Rent Credit as described below. The total Rent Credit available to Lessee to be used as credit against its monthly Base and Additional Rent is Thirty Nine Thousand Two Hundred Seventy and 00/100ths ($39,270.00) Dollars (the "Rent Credit"). Said Rent Credit shall be applied as follows: Nineteen Thousand Six Hundred Thirty Five and 00/100ths Dollars shall be credited towards the then due and payable monthly Base and Additional Rent for each of the months of May 1998 and June 1998, respectively.

                                   ARTICLE IV

                                    COVENANTS

Lessee covenants and agrees as follows:

     (a) To pay when due the said Annual Base Rent and Additional Rent at the times and in the manner set forth herein;

     (b) To procure any and all licenses and permits required for any use to be made of the demised premises by Lessee; to keep the demised premises equipped with all safety appliances required by law or ordinances because of any use of the demised premises by Lessee and to make any alterations or changes which may be necessary to meet the obligations and standards promulgated under the Occupational Safety and Health Act of 1970 which are related to Lessee's use and occupation of the demised premises;

     (c) To pay promptly when due the entire cost of any work to the demised premises undertaken by Lessee so that said premises shall at all times be free of liens for labor and materials, to procure all necessary permits before undertaking such work, to do all of such work in a good and workmanlike manner employing new materials of good quality and complying with all governmental and insurance requirements and to save Lessor harmless and indemnified from any and all injury, loss, claims or damage to any person or property occasioned by or growing out of such work including, without limitation, reasonable attorneys' fees if so requested by Lessor. Lessee shall take over Lessor's defense in any action related to work undertaken by Lessee on the demised premises;

     (d) To permit Lessor and anyone claiming under Lessor at reasonable times and upon reasonable notice to enter into and examine the demised premises and to show the demised premises to prospective purchasers or tenants provided that Lessor shall not thereby unreasonably interfere with the conduct of Lessee's business, to permit Lessor to enter said premises to make such repairs, improvements, alterations or additions thereto as may be required in order to comply with the requirements of any public authority having jurisdiction over the demised premises, or as may be required of Lessor under the terms of this Lease, provided that such entry shall not unreasonably interfere with the conduct of Lessee's business; and to permit the affixing to any suitable part of the demised premises a reasonable notice for letting or selling the demised premises or the Building; to permit Lessor to enter the demised premises at any time to make emergency repairs;

     (e) To pay when due any and all State, Federal or local taxes based upon Lessee's use or occupation of the demised premises or pertaining to Lessee's personal property or resulting from any permitted alteration, additions or improvements made by Lessee to the demised premises;

     (f) To comply with any rules, regulations or recommendations of the National Board of Fire Underwriters, any rating bureau, or any similar association performing such function, and any insurance company insuring the demised premises with respect to the demised premises and/or Lessee's use and occupation thereof;

     (g) To keep the demised premises adequately heated for the protection of the plumbing therein;

     (h) To permit no waste with respect to the demised premises;

     (i) To permit no storage of materials outside of the demised premises, except for such temporary storage as may be required for reasonable periods of time due to unforeseen circumstances or emergencies;

     (j) To comply with such reasonable rules and regulations now or hereafter made by Lessor for and with respect to the care and use of the Building, the Land and their facilities and approaches, it being understood that Lessor shall not be liable to Lessee for the failure of any other tenants of the Building to conform to such rules and regulations; and

     (k) Not to do or suffer to be done, or to keep, or to suffer to be kept, or admit to do anything in, upon or about the demised premises which may prevent the obtaining of any insurance on the Building, the Land or the demised premises or which may make void or voidable any insurance on the Building, the Land or the demised premises.

                                     ARTICLE

                             USE OF DEMISED PREMISES

     Section 1. The Lessee shall have the right to use the demised premises for office use, manufacturing, research and development and for equipment storage and handling and for no other purposes whatsoever, but in no event shall Lessee conduct at the demised premises any use or do anything which is offensive, constitutes a nuisance or violates any provisions of any zoning, building or other applicable laws, ordinances or regulations.

     Section 2. Lessee further agrees to conform to the following provisions during the entire term of this Lease or any extensions thereof.

     (a) Lessee shall not permit any auction, fire, going-out-of business, or bankruptcy sales or any retail sales whatsoever to be conducted with the demised premises, without the prior written consent of the Lessor, which shall not be unreasonably witheld;

     (b) Lessee shall not use the sidewalks, parking areas or other outside areas for advertising or business purposes or otherwise obstruct the same, without the prior written consent of the Lessor, which shall not be unreasonably witheld;

     (c) Lessee shall be responsible for maintaining its own exterior trash receptacle and for all trash removal. The location of said receptacle shall be subject to Lessor's approval which shall not be unreasonably withheld; Lessee shall keep the area around said trash receptacle neat, clean and free of all refuse and the like;

     (d) Lessee shall take whatever measures are necessary to insure that floor load limitations are not exceeded in the demised premises;

     (e) Lessee shall not cause any offensive odors or loud noise (including, but without limitation, the use of loudspeakers), nor take nor permit any action which constitutes a nuisance or menace to any other occupant of other premises in the Building and in no event shall any loud noises or offensive odors be emitted from the demised premises; and

     (f) No merchandise or advertising materials shall be placed in windows nor be visible from the demised premises.

                                   ARTICLE VI

                             REPAIRS AND ALTERATIONS

     Section 1. The Lessee shall keep the demised premises in a neat, clean, sanitary condition and in good order and repair and in good working condition, including all electrical, plumbing, gas, sprinkler, alarm and or other equipment within or serving the demised premises (including without limitation the maintenance, repair and/or replacement of the HVAC system serving the demised premises), loading doors, entrance doors, all fixtures, interior walls, floors, ceilings, signs (including exterior signs where permitted), interior bulb and ballast replacements, and all interior building appliances and similar equipment and the exterior and the interior portions of all windows, window frames, doors, door frames, overhead doors and all other glass or plate glass thereon. In connection therewith, and without limiting Lessee's obligations hereunder, Lessee shall perform the maintenance as set forth on the HVAC maintenance schedule attached hereto as Exhibit D and made a part hereof.

     Section 2. The Lessor shall, at its expense, promptly after receipt of written notice from the Lessee, make any necessary Structural Repairs to the Building or the demised premises, except where such repairs are required by reason of any act or negligence or omission on the part of the Lessee, its employees, agents, licensees, suppliers, contractors, guests or invitees. The Lessor shall commence repairs to be made by it as promptly as practical after the receipt of such notice provided, however, that the Lessor (without limiting
Section 14 of Article XXII hereof), shall not be liable for a delay in commencement of the making of such repairs or for a delay or failure to complete such repairs where such delay or failure is attributable to strikes or other labor conditions, inability or difficulty in obtaining materials or services, wars, delays due to the weather, other cause beyond the reasonable control of the Lessor.

     Section 3. The Lessor shall be responsible for the maintenance of the grass and shrubs on the Land and shall be responsible for maintaining, repairing and lighting of common areas of the building and maintaining, repairing, lighting and removing snow, ice and debris from the parking areas and driveways on the Land. The Lessee shall be responsible for the removal of snow and ice from the walkways, steps and loading door areas adjacent to its demised space and shall pay 100% of the costs associated with the same. The Lessee shall pay 100% of the costs for the items listed m this Section if the necessity to repair the same is due to the willful or negligent acts of the Lessee

     Section 4. All costs paid or incurred by Lessor in performing any of its obligations under this Article VI (except for Structural Repairs or exceptions set forth in Section 2 hereof and Article III, Section 8) shall be included in Lessee's CAM charge as set forth in Article III, Sections 6,7, and 8.

     Section 5. The Lessee shall at the expiration or earlier termination of this Lease remove its goods and effects and peaceably yield up the demised premises, clean and in the same order, repair and condition as at the Commencement Date of the term hereof, reasonable wear and tear excepted (provided good maintenance practices are employed), except for repairs which the Lessor agrees to make as herein provided and except for damage by fire or insured casualty, and Lessee shall promptly repair any injury done to the demised premises, the Building or the Land by the installation or removal of the Lessee's fixtures or other property

     Section 6. The Lessee shall have the right at its expense to make alterations, improvements or additions to the interior of the demised premises, provided that:

     (a) No such alteration. addition or improvement shall lessen the fair market value of the demised premises or the Building and any such alteration, addition or improvement shall be done in accordance with all applicable law, in a good and workmanlike manner with good quality materials and shall not impair the safety of the structure of the Building;

     (b) Any such alteration, addition, or improvement shall be made in accordance with previously prepared plans and specifications, and such plans and specifications, and such plans and specifications must have the written approval of the Lessor before any work thereon shall be commenced. Lessor's consent shall not be unreasonably withheld:

     (c) Prior to the commencement of work on any such alteration, addition, or improvement, the plans and specification covering the same shall have been submitted to and approved by:

          1. All municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and

          2. Any mortgagee having an interest in or lien upon the Building or the Land, if required by the terms of the mortgage, it being understood that the Lessor will join in any application to any such mortgagee to obtain such approval with respect to any alteration, addition, or improvement which the Lessor shall have approved under subparagraph (b) above; and

     (d) The Lessee shall pay the increased premium, if any, for the insurance coverage of the demised premises or the Building resulting from any additional risk during the course of construction or installation of any such alteration, addition or improvement or resulting from such alteration, addition or improvement;

     All additions, improvements and fixtures (other than the usual trade fixtures, furniture and equipment installed by the Lessee which may be removed from the demised premises without injury thereto) which may be made or installed by either the Lessor or the Lessee and which are attached to a floor, wall or ceiling, including any linoleum or other floor covering of similar character, shall remain upon the demised premises, and at the expiration or earlier termination of this Lease shall be surrendered with the demised premises as a part thereof.

     Any trade fixtures furniture and equipment owned by the Lessee which may be removed from the demised premises without injury thereto shall remain the property of the Lessee and shall be removed by the Lessee from the demised premises without injury thereto prior to the expiration or earlier termination of this Lease. In the event Lessee fails to remove said fixtures, furniture and/or equipment prior to the expiration or earlier termination of this Lease, they shall be deemed abandoned and may be disposed of by lessor in any way it sees fit, and Lessor shall not be liable for disposal;

     (e) Not withstanding anything contained in the foregoing to the contrary, Lessee shall not, without the prior written consent of Lessor, make any alteration to the demised premises which would (i) increase the amount of electrical, HVAC or other utility consumption by Lessee; (ii) delay completion of the demised premises or any other part of the Building; or (iii) affect any mechanical, electrical, HVAC, sewer, septic or other utility system serving the demised premises or the Building or the capacity thereof to serve other occupants or lessees in the Building; and

     (f) Lessor shall have the right to match any offer of any other qualified and duly licensed party for such work and if it matches any such offer, to perform such work based on the offer which it matches.

     Section 7. Without limiting Lessee's obligations in this Lease or elsewhere, Lessee shall promptly, after notice from the Lessor, repair at its sole expense, any damage to the exterior of the demised premises, the Building or to the utilities serving the demised premises (including the HVAC system), or to the Land (including, without limitation, the paring areas, driveways, walkways, and grass and shrubs located on the Land) caused by any act or the negligence of the Lessee, its agents, licensees, suppliers, contractors or guests.

     Section 8. It is understood that Lessor's obligations under this Article are subject to the provisions and limitations set forth in Articles XV and XVI.

                                   ARTICLE VII

                                    UTILITIES

     The Lessee shall pay when due all charges for utility services provided to the demised premises including, without limitation, electricity, gas, water, sewer, telephone, and the cost of fuel to heat or air condition said demised premises. If any of the utilities consumed by the demised premises are not metered separately from that consumed by the remainder of the Building, or any portion thereof, then the Lessee shall pay to Lessor, upon being billed therefor by Lessor, Lessee's Pro-Rata Share of the aforesaid. The aforementioned share is based on the assumption that utilities serving the demised premises will be used only for ordinary office use. If any of the utilities consumed in the demised premises are for other purposes or in excessive quantities or if Lessee's heating and/or cooling requirements are materially greater than that of other tenants or prospective tenants, then Lessee shall pay to Lessor, on demand from time to time, charges for said additional utility use, as reasonably estimated by lessor. If not installed at the Commencement Date, Lessor reserves the right to install separate utility meters to measure utility consumption in the demised premises. The cost of such meters and the cost of installation, repair, maintenance and replacement of all meters serving the demised premises shall be borne by Lessee. Lessee shall not overload the electrical wiring or electrical panels within or serving the demised premises and will install at its own expense, but only after obtaining Lessor's prior written approval, any additional electrical wiring or panels which may be required in connection with Lessee's Apparatus. Except for Lessor's negligence, the Lessor shall not be liable for any interruption of electricity, gas, water, telephone, sewage and/or septic system or other utility service supplied to the demised premises and Lessor reserves the right to stop any service or utility to the demised premises, when in Lessor's judgement it is deemed necessary by reason of accident, emergency, repair work, or otherwise. No such interruption or stoppage of utility service shall be deemed to be an eviction of the Lessee or relieve Lessee from any of the Lessee's obligations under this Lease.

                                  ARTICLE VIII

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

     Section 1. From and after the Commencement date and until this Lease shall be terminated, the Lessee shall assume exclusive control of the demised premises, and all tort liabilities arising out of the control or occupancy thereof and shall save the Lessor harmless and indemnified from all injury, loss, claims or damage of whatever nature to any person or property in or about the demised premises, the Building and/or the Land arising from any act, omission or negligence of the Lessee or Lessee's subtenants or concessionaires or the employees, agents, contractors, suppliers, licensees, invitees, or customers of any of the foregoing or other wise resulting from Lessee's use, maintenance and occupancy of the demised premises or anything or facility kept or used thereon provided such injury, loss, claims or damage are not caused by the negligent acts or omissions of Lessor or Lessor's other tenants, employees, agents, contractors, suppliers, licensees, invitees or customers. Upon request of Lessor, the Lessee shall take over Lessor's defense in any action related to such matter for which Lessee has agreed to indemnify Lessor. The provisions hereof shalt survive expiration or termination of this Lease.

     Section 2. Lessee agrees to maintain in full force during the term hereof and any extensions thereof a policy of comprehensive general liability and property damage insurance under which the Lessor is named as additional insured. Lessee will also name as additional insureds under each policy each person or entity in privity of estate with the Lessor (including, without limitation, each mortgagee with respect to the Land and Improvements) as Lessor may require from time to time by written notice. Each such policy shall be non-cancelable with respect to the Lessor and Lessor's designees without ten
(10) days prior written notice to Lessor and a duplicate original or certificate thereof shall be delivered to Lessor. The limits of liability of such insurance shall be not less than One Million and No/100ths ($1,000.000.00) Dollars for injury (or death) to any one person and Five Hundred Thousand and No/100ths ($500,000.00) Dollars with respect to damage to property.

     Section 3. Neither the Lessor nor any agent or employee of the Lessor shall be liable for any loss or damage to the person or property of the Lessee or of any subtenant or concessionaire, or of any employee, customer, licensee, invitee, contractor or supplier, or guest of any of the foregoing, except where such damage is attributable to the negligent acts or omissions of the Lessor, its agents or employees. Without in any way limiting the generality of the foregoing and except where any such damage is caused by the negligent acts or omissions of the Lessor, its agents, contractors, suppliers or employees, the Lessor, its agents or employees shall not be liable in any event, for any such damage resulting:

     (a) from the interruption to business resulting from theft, fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said demised premises or from the pipes, appliances or plumbing or from dampness or any other cause;

     (b) from any hidden defect in, under or upon the demised premises, the building or the Land, except any such Pre-existing Environmental Condition; and/or

     (c) from acts or omissions of persons occupying adjacent premises or otherwise entitled to use the Building and/or Land.

     Section 4. Lessor shall not be liable to Lessee for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Lessor's entering the demised premises for any of the purposes in this Lease authorized, or for repairing the demised premises or any portions of the Building or Land in accordance herewith, nor shall any such entry, interruption or similar event give rise to a claim in Lessee's favor that such event constitutes actual or constructive, total or partial, eviction from the demised premises. Nothing contained herein shall be deemed to exonerate Lessor from its own negligent acts or omissions.

                                   ARTICLE IX

                      FIRE AND EXTENDED COVERAGE INSURANCE

     Section 1. The Lessee shall not be named as insured under any fire or extended coverage insurance on the demised premises or the Building nor have any right to participate in the adjustment of loss or to receive insurance proceeds.

     Section 2. The Lessee shall, at its own expense, maintain fire and comprehensive casualty insurance of adequate amounts with respect to its own fixtures, merchandise, equipment and other property contained in the demised premises, it being understood that all merchandise, furniture, fixtures, effects and property of every kind of the Lessee which may be in the demised premises, or the Building or on the Land shall be at the sole risk and hazard of the Lessee.

                                    ARTICLE X

                                      SIGNS

     All Lessee's signs shall conform to the rules and regulations of the Town of Wilmington and any applicable law, rule, ordinance or code governing the area in which the Building is located and shall be simple and dignified in appearance and constructed of durable materials and shall be installed at Lessee's sole expense. Lessee shall maintain and keep in good repair any signs erected by it. Lessee shall be responsible for any repairs to the demised premises or the Building related to the erection of said signs. Any signs which Lessee may desire to erect shall first be approved in writing by Lessor which consent shall not be unreasonably withheld or delayed. Lessee shall remove all of its signs upon expiration of the term or earlier termination and shall promptly repair any damage related to the erection or removal of said signs.

                                   ARTICLE XI

                            ASSIGNMENT OR SUBLETTING

     The Lessee shall not assign nor permit any assignment by mortgage, operation of law or otherwise of this Lease nor underlet any portion of the demised premises nor permit the occupation of the whole or any part thereof by another by license or otherwise without the prior written consent of the Lessor, which consent shall not be ureasonably witheld. No consent by the Lessor to an assignment, sublease or other indulgence or favor at any time granted by the Lessor to Lessee or to anyone claiming under the Lessee, nor acceptance of rent from or otherwise dealing with, anyone claiming under the Lessee, shall be deemed to constitute any consent to any further assignment, sublease or otherwise or relieve the Lessee from its obligations under this Lease and Lessee hereby guarantees the prompt and timely payment of all rent, additional rent and other charges hereunder. It shall be a condition of the validity of any such assignment or underletting that the assignee or sublessee agrees directly with Lessor by written instrument in form satisfactory to Lessor to be bound by all the obligations of the Lessee hereunder, including without limitation the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment and subletting. Any transfer or assignment of any of the stock or other equity interest in Lessee shall be deemed to constitute an assignment barred by this Article XI (except that the provisions of this sentence shall not apply to the original Lessee hereunder, namely Centennial Technologies, Inc.).

     In any case where Lessor consents to an assignment of this Lease, Lessor shall be entitled to receive One Hundred percent (100%) of all amounts received by Lessee in connection with such assignment (unless such assignment is made in connection with a sale of all or substantially all of the assets of Lessee's, in which case Lessor shall not be entitled participate in such proceeds). Further, in the event of any subletting of the demised premises, Lessor shall be entitled to receive One Hundred percent (100%) of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Lessee in excess of Annual Base Rent and Additional Rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith). Subleasing Overages shall not include the price paid to Lessee for equipment or personal property transferred to the assignee or subtenant in connection with such transaction. In computing Subleasing Overages or the amount due Lessor under this Paragraph upon as assignment of this Lease, Lessee shall be entitled to deduct (a) leasing commissions paid by Lessee in connection with any such sublease or assignment and (b) actual out of pocket costs paid by

Lessee for improvements required to be made to the demised premises by, and at the expense of, Lessee in order to initially prepare the demised premises for use by any such sublessee or assignee pursuant to the terms of such sublease or assignment.

                                   ARTICLE XII

                                  SUBORDINATION

     Section 1. The Lessee shall from time to time, within ten (10) days written demand of Lessor, either (as demanded by Lessor) subordinate this Lease or make this Lease superior to any existing and/or future Mortgage heretofore or hereafter placed upon the Land and to any renewal modification, replacement or extension of such Mortgage, and to any and all advances made or to be made thereunder, provided that said Mortgagee enter into an agreement with Lessee by the terms of which the Mortgagee under said Mortgage will agree that in the event of foreclosure thereof, said Mortgagee will not disturb the possession of the Lessee under the lease so long as the Lessee is not in default hereunder and the Lessee will agree to recognize the holder of such Mortgage as the Lessor in such event, which agreement shall be made expressly binding upon the successors and assigns of the Lessee, and the Mortgagee and upon anyone purchasing said demised premises or Building at any foreclosure sale. Notwithstanding the foregoing, if requested by Lessor or a Mortgagee of the demised premises, Lessee agrees to promptly execute a Subordination and Attornment Agreement substantially in the form attached hereto as Exhibit E and failure to execute such an agreement promptly upon request shall be a default under this Lease. The Lessee and the Lessor agree to execute and deliver any instruments necessary, to carry out the agreements in this Section contained. Any such Mortgage to which this Lease shall be subordinated or be made superior may contain such other terms, provisions and conditions as the Mortgagee deems usual or customary. The Lessee hereby irrevocably appoints the Lessor and any successor or assign its attorney-in-fact (which appointment is coupled with an interest) to execute and deliver any such instrument of subordination for and on behalf of the Lessee and its successors and assigns

     Section 2. If any Mortgagee elects, by written notice given to the Lessee, to have this lease and the interest of the Lessee hereunder superior to any such Mortgage then this lease and the interest of the Lessee hereunder shall be deemed superior to any such Mortgage whether this lease was executed before or after such Mortgage.

     Section 3. Lessee will upon request by Lessor or any Mortgagee, from time to time, execute and deliver to such party (a) an "Estoppel Letter", so-called in form satisfactory to each party and/or (b) a copy of every notice of default delivered by Lessee to Lessor at the same time and in the same manner as to Lessor and/or (c) an agreement consenting to an assignment of this lease to such party and acknowledging such assignment.

     Section 4. For purposes hereof the term "Mortgage" shall mean any real estate mortgages, ground leases, deeds of trust, security agreements or indentures affecting the Land or Building, the term "Mortgagee" shall include the holder of any such real estate mortgage, any ground lessor or any trustees or holders of any such security agreements or indentures.

                                  ARTICLE XIII

                                    SELF HELP

     If the Lessee shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and shall not cure such default with thirty (30) days after written notice from Lessor specifying the default (or, if said default cannot reasonably be expected to be cured within such thirty (30) day period, shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence, Lessor may, at its option, without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of Lessee, and make all necessary payments in connection therewith, including but not limiting the same to reasonable counsel fees, costs or charges of or in connection with any legal action which may have been brought, and any amount paid by Lessor in so doing shall be deemed paid for the account of Lessee and Lessee agrees to reimburse Lessor therefor with interest thereon at Twelve percent (12%) per annum, such sums payable by Lessee to Lessor to be deemed per additional rent provided that Lessor may cure any such default as aforesaid prior to the expiration of any waiting or cure period but after Lessor has exerted best efforts to give actual notice (by telephone or otherwise) if the curing of such default prior to the expiration of said waiting or cure period is reasonably necessary to protect the real estate or Lessor's interest therein, or to prevent injury or damage to persons or property.

                                   ARTICLE XIV

                              WAIVER OF SUBROGATION

     Lessor and Lessee each hereby release the other from any and all liability or responsibility to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to the demised premises or property thereon against which the waiving party is protected by insurance (but only to the extent that the waiving party is actually indemnified to such insurance), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each hereby agree that it shall cause such a clause or endorsement to be included in its insurance policies with respect to the demised premises, if available, and, if necessary, pay an additional premium that may be charged therefore.

                                   ARTICLE XV

                              DAMAGE BY FIRE, ETC.

     Section 1. If the demised premises or the Building shall be damaged or destroyed by fire, windstorm or any other insured casualty, the Lessee shall immediately give notice, thereof to the Lessor and unless this Lease is terminated as hereinafter provided, the Lessor, at his own expense, shall repair or rebuild the same so as to restore the demised premises to substantially the same condition they were in immediately prior to such damage or destruction, subject, however, to zoning and building laws then in existence, provided that the Lessor shall not be responsible for any delay in such repair or reconstruction which may result from any cause beyond its reasonable control, and provided further that Lessor shall not be required to expend more than the net amount of insurance proceeds, if any received, by Lessor for such purposes it being understood that the application of insurance proceeds is subject to the right of any first mortgagee of the demised premises. Notwithstanding the foregoing, if Lessor does not repair or rebuild the demised premises so as to restore the demised premises to substantially the same condition they were in immediately prior to the destruction, within One Hundred Eighty days (180) following the date of such damage or destruction, then Lessee may elect to cancel this Lease upon notice to Lessor.

     Section 2. If either the demised premises or the Building shall be damaged or destroyed to the extent of twenty-five percent (25%) or more on a square footage basis by any cause (whether insured against by the Lessor or not), the Lessor may elect by written notice to Lessee either to terminate this Lease or to repair or rebuild on the conditions set forth in Section 1.

     Section 3. If the demised premises or the Building shall, within the last year of the original term of this lease or the last year of the extended term hereof, be damaged or destroyed by any cause to such an extent that the same cannot reasonably be expected to be restored to substantially the same condition as prior to such damage or destruction within ninety (90) days from the time that such repair or restoration would be commenced, then shall have the right to terminate this Lease by notice to given within sixty (60) days after the occurrence of such damage or destruction.

     Section 4. In the event that the demised premises or Building is damaged or destroyed by any cause, then, unless this Lease is terminated as provided above, the Lessee at its own expense and proceeding with all reasonable dispatch, shall repair or replace its trade fixtures, equipment, signs or other property installed by or belonging to Lessee which shall be damaged or destroyed.

     Section 5. If this Lease is not terminated as above provided, then, from and after such damage which is material and until demised premises are restored as above provided, the rent reserved hereunder shall abate either wholly or proportionately according to the nature and extent of the injury.

                                   ARTICLE XVI

                                 EMINENT DOMAIN

     Section 1. If, as a result of any taking by eminent domain, which shall be deemed to include a voluntary conveyance in lieu of a taking, the total floor area remaining in the demised premises shall be reduced to less than seventy-five percent (75%) of the total floor area in the demised premises at the commencement of the term hereof, then at the election of either party, exercisable by written notice given to the other within ninety (90) days after the date of the filing of the notice of such taking, this lease may be terminated as of the date when the Lessee is required to vacate the demised premises or the portion thereof so taken notwithstanding that the entire interest of the Lessor may have been divested by such taking, and if following any such taking either party does not terminate the lease, then the Lessor, at the Lessor's expense, but only to the extent of the award actually received by the Lessor for any such taking (subject to the rights of any first mortgagee of the demise premises) and proceeding with all reasonable dispatch (but not later than three (3) months) shall do such work as may be required to put what may remain of the demised premises in proper condition for the conduct of the Lessee's business and the Lessee, at the Lessee's expense (but only to the extent of the award actually received by the Lessee for any such taking) and proceeding with all reasonable dispatch, shall make such alterations, repairs and replacements of the trade fixtures, equipment, signs or other property installed by or belonging to the Lessee as may be necessary to put the remainder of the demised premises in proper condition for the Lessee's business. From and after the date on which the Lessee is required to vacate the portion of the demised premises so taken, a just proportion of the rent reserved herein according to the nature and extent of the taking of the demised premises shall be abated until the demised premises are restored to such condition that the Lessee can commence business therein and provided such restoration is completed with three (3) months of the date of such taking, and from and after the date on which the Lessor shall restore the demised premises in the manner above provided the rent shall be reduced in the proportion that the floor area of the portion of the demised premises so taken bears to the floor area of the demised premises at the commencement of the term hereof.

     Section 2. In the event of a taking as defined herein, of twenty-five percent (25%) or more of the Land or the Building and even though such taking leaves at least fifty percent (50%) or more of the floor area of the demised premises remaining, either party shall nonetheless have the right to terminate this Lease by notifying the other party of their election to terminate within ninety (90) days after the final determination of the amount of the award or to permit Lessor to restore any part of the demised premises so remaining and in the case of such restoration the rent shall be abated to the extent provided above.

     Section 3. The Lessor reserves and excepts all rights to damages to the Land, the Building, the demised premises and the leasehold hereby created, or awards with respect thereto, then or thereafter accruing by reason of any taking by eminent domain or by reason of anything lawfully done or required by any public authority, and the Lessee grants to the Lessor all the Lessee's rights, if any, to such damages except with respect to the value of its personal property and its relocation expenses, which may be compensable by a separate award and shall execute and deliver to the Lessor such further instruments of assignment thereof as the Lessor may from time to time request.

                                   ARTICLE XVI

                                     DEFAULT

     Section l. This Lease is made on the condition that if the Lessee shall fail to perform an any obligation hereunder and such failure shall continue for ten (10) days after written notice of such default in the case of payment of Annual Base Rent, Additional Rent, or in payment of any other sums due under this Lease or for thirty (30) days after written notice of default (which said notice shall specify the nature of said default) in the case of any other obligation (or, if said default cannot reasonably be expected to be cured within such thirty (30) day period, Lessee shall not within such thirty (30) day period promptly commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence) or if the estate hereby created shall be taken on execution or other process of law, or if the Lessee shall be declared bankrupt or insolvent according to law, or if the Lessee shall make or offer to make, in or out of bankruptcy, a composition with the Lessee's creditors, or if the Lessee shall make an assignment for the benefit of its creditors, as if the Lessee shall commit any act of bankruptcy, or if a receiver, trustee or other officer shall be appointed to take charge of all or any substantial part of the Lessee's property by a court, or if a petition shall be filed by or an "arrangement" under the Bankruptcy Code or under any other provisions of the Bankruptcy Code or any successor or similar State or Federal statute or regulation not or hereafter in effect, and the same, if filed against but not by Lessee, shall not be dismissed within thirty (30) days after the date on which it is filed, then and in any' of the said cases, notwithstanding any prior waivers or consent, the Lessor lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without prior demand or prior notice (i) terminate this lease by notice in writing forthwith, or on a date stated in said notice, (2) with or without process of law (forcibly, if necessary) enter into and upon the demised premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate, and
(3) expel the Lessee and those claiming through or under the Lessee and remove its and their effects, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate, the Lessee hereby waiving all statutory rights, and in such case of such termination or termination by reason of default on the part of the Lessee, the Lessee shall at the election of the Lessor, which election may be changed at any time:

     (a) pay to the Lessor in equal monthly installments, in advance, sums equal to the aggregate rent herein provided for or, if the demised premises have been relet, sums equal to the excess of the aggregate rent herein provided for over the sums actually received by the Lessor from such reletting as well as any reasonable expenses incurred by the Lessor as a consequence of such default or in such reletting including, but not limited to, reasonable attorneys' fees, brokers' fees, and expenses of repairing and putting the demised premises in good order and condition and preparing the same for re-rental. Such sums being payable as liquidated damages for the unexpired term hereof; or

     (b) pay to the Lessor as damages a sum which at the time of such determination or at the time to which installments of liquidated damages shall have been paid represents the amount by which the then rental value of the demised premises is less than the aggregate rent herein provided for the residue of the term and pay from time to time to the Lessor, upon demand, such additional sums as are equal to the excess, if any, of the aforesaid rental value of the demised premises over the rent actually received by Lessor for the premises for the period from such termination, or from the time to which installments of liquidated damages shall have been paid; or from the time to which these additional sums may have been paid by Lessee under this paragraph whichever the case may be, to the time for which the Lessor may specify in its demand hereunder (but in no event to the time later than the expiration of the term hereof), plus, in any case, reasonable expenses of the Lessor by way of reasonable attorneys' fees or otherwise, in connection with such default; or

     (c) indemnify the Lessor against loss of the aggregate rent herein provided for from the time of such termination or from the time to which installments of liquidated damages shall have been paid to the expiration of this term hereof as above set forth, plus, in any case, reasonable expenses of the Lessor by way of attorneys fees, or otherwise, in connection with such default.

     For the purposes of this Article, the phrase "aggregate rent" as used herein, shall include the Annual Base Rent as adjusted from time to time, and all Additional Rent payable hereunder.

     In the event of a default by the Lessee as above provided, if the Lessor shall elect not to terminate this Lease, it may relet the demised premises or any part or parts thereof in the name of either the Lessor or the Lessee, for a term or terms which may, at the Lessor's option, extend beyond the balance of the term of this Lease and may remove and store the Lessee's effects at the Lessee's expense, and the Lessee agrees that in the event of such reletting the Lessee shall pay Lessor any deficiency between the aggregate rent to be paid hereunder and the net amount of the rents collected during such reletting as well as any expenses reasonably incurred by the Lessor as a consequence of such default or in such reletting, including but not limited to, reasonable attorneys' fees, brokers' fees and expenses of repairing and putting the demised premises in good order and preparing the same for re-rental. Such deficiency shall be paid in monthly installments upon statements rendered by the Lessor to the Lessee.

     Section 2. All rights and remedies which the Lessor may have under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of such rights and remedies may be exercised at the same time insofar as permitted by law.

     Section 3. The Lessor shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days or such additional time as is reasonably required to correct its default, after written notice thereof has been given by the Lessee to the Lessor specifying the nature of the alleged default. In no event shall Lessor be liable for consequential or incidental damages, nor shall damages exceed the reasonable costs of performing the obligations of Lessor hereunder.

     Section 4. Any payment of Annual Base Rent or Additional Rent payable hereunder not paid after ten (10) days of when due shall, at the option of Lessor, bear interest at a rate equal to three (3%) percent over the prime rate in effect from time to time at the First National Bank of Boston (but in no event higher than the maximum rate permitted pursuant to Law) from the due date thereof forthwith upon demand by Lessor.

     Section 5. All costs or expenses incurred by or on behalf of Lessor (including without limitation attorney's fees and expenses) in enforcing Lessor's rights hereunder shall be considered additional rent and be payable to Lessor upon Lessor's demand thereon.

                                  ARTICLE XVIII

                                     NOTICES

     Any notice, request, demand or other communication required or permitted by this Lease shall, until either party notifies the other in writing of a different address in accordance herewith, be deemed to be duly given if in writing and sent by registered or certified first class mail, postage prepaid, return receipt requested addressed as follows:

If to LESSOR:

                      Howland Development Company
                      c/o David P. Spada, Esq.
                      155 West Street
                      Wilmington, MA 01887

If to Lessee:

                      Centennial Technologies, Inc.
                      37 Manning Road,
                      Billerica, Massachusetts 01821

                                   ARTICLE XIX

                                    BROKERAGE

Lessor and Lessee each warrants and represents to the other that it has not dealt with any broker in connection with this Lease or the demised premises, except only Cushman & Wakefield of 101 Arch Street, Boston, Massachusetts and The Stubblebine Company of 45 Walden Street, Concord, Massachusetts (the "Brokers"). Lessee hereby agrees to pay the Brokers Thirty Nine Thousand Two Hundred Seventy and 00/100ths Dollars as the full Lease brokerage commission (the "Commission"). Said Commission shall be split between the Brokers on a fifty percent (50%) basis to each, respectively. Said Commission shall be paid upon Lease execution by both parties hereto. Lessor and Lessee each agrees to defend, indemnify and hold the other harmless from and against any and all claims for brokerage fees and commissions (except with respect to the above-named Brokers) by any broker claiming to have dealt with it in connection with this Lease.

                                   ARTICLE XX

                         TERM "LESSEE'S PRO-RATA SHARE"

     Lessee and Lessor hereby agree that the total leasable square footage for the demised premises is 34,084 square feet and the total leasable square footage of the Building at the Commencement Date is 68,168 square feet. As used in this Lease the term "Lessee's Pro-Rata Share" shall mean Fifty percent (50%) of the respective item, so long as there are no additions to the Building. If any additions are made to the Building, then such term shall mean a fraction of the respective item, the numerator of which fraction shall be the then total leasable square footage of the demised premises and the denominator of which shall be the then total leasable square footage of floor area of the Building.

     Section 1. Intentionally Deleted

     Section 2. Intentionally Deleted

                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS

     Section 1. No consent or waiver, express or implied, by the Lessor to or of any breach in the performance by the Lessee of its agreements hereunder shall be construed as a consent or waiver to or of any other breach in the performance by the Lessee of the same or any other covenant or agreement. No acceptance by the Lessor of any rent or other payment hereunder, even with the knowledge of any such breach, shall be deemed a waiver thereof nor shall any acceptance of rent or other such payment in a lesser amount than is herein required to be paid by the Lessee regardless of any endorsement on any check or any statement in any letter accompanying the payment of the same be construed as an accord and satisfaction or in any manner other than as a payment on account by the Lessee. No reference in this Lease to any sublessee, licensee or concessionaire, or acceptance by the Lessor from other than the Lessee of any payment due hereunder shall be construed a consent by the Lessor to any assignment or subletting by the Lessee, or give the Lessee any right to permit another to occupy any portion of the demised premises, except as herein expressly provided. No waiver by the Lessor in respect to any other tenant shall constitute a waiver with respect to any other tenant. Failure on the part of the Lessor to complain of any action or non-action on the part of the Lessee or to declare the Lessee in default, no matter how long such failure may continue shall not be deemed to be a waiver by the Lessor of any of its rights hereunder.

     Section 2. In no case shall mention of specific instances under a more general provision be construed to limit the generality of said provisions.

     Section 3. The delivery of keys to Lessor or any employees of Lessor or the Lessor's agent or any employee thereof shall not operate at a termination of this Lease or a surrender of the demised premises.

     Section 4. If the Lessee continues to occupy the demised premises after the termination hereof, it shall have no more rights than a tenant by sufferance, but shall be liable for one hundred and fifty (150%) percent of the aggregate rental as above determined during such occupancy, and shall be liable for any loss or expense due to such holding over. Nothing in this section shall be construed to permit such holding over.

     Section 5. If any provision of this Lease or the application thereof to any person or circumstance shall be to any extent invalid or unenforceable the remainder of this Lease and the application to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 6. Lessor agrees that upon Lessee's paying the rent and performing and observing the agreements conditions and other provisions on its part to be performed and observed, Lessee shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this Lease and any extension thereof without any manner of hindrance or molestation from Lessor or anyone claiming under Lessor, subject, however, to the terms and provisions of this Lease.

     Section 7. The conditions and agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns, and the same shall be construed as covenants running with the land. Wherever in this Lease reference is made to either of the parties, it shall be held to include and apply to the successors and assigns of such party as if in each so expressed, unless the context requires otherwise and regardless of the number or gender of such party, provided however, that the term "Lessor" as used in this Lease means only the owner for the time being of the Land, so that in the event of any sale or sales of the Land and demised premises or of this Lease, the Lessor shall be and hereby is entirely released of all covenants and obligations of the Lessor hereunder, except for those defaults or for the negligent acts or omissions of Lessor, its agents, employees or contractors, occurring at the time of Lessor's ownership of the demised premises.

     Section 8. This Lease shall constitute the only agreement between the parties relative to the demised premises and no oral statements and no prior written matter no specifically incorporated herein shall be of any force or effect. In entering into this Lease, the Lessee relies solely upon the representations and agreements contained herein. This agreement shall not be modified, except by writing executed by both parties.

     Section 9. All provisions in this Lease dealing with indemnity and the like by the Lessee of the Lessor shall be deemed to be modified in each case by the insertion in the appropriate place of the language "except as otherwise provided in Massachusetts General Laws Ter.Ed.C. 186, Section 15.

     Section 10. The section and article headings throughout this instrument are for convenience and reference only and shall in no way be held to limit, define or describe the scope or intent of this Lease or in any way affect this Lease.

     Section 11. If the Lessor shall at any time be an individual, joint venture, tenancy in common, joint tenancy, firm or partnership (general or limited), or a trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of any individual or any joint venture, tenant, partner (general or limited), trustee, shareholder, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the demised premises by Lessee. The obligations of Lessor shall in all events be binding upon Lessor's equity in the Building and Land only, all in accordance herewith, it is further understood and agreed that the liability of any party who is a Lessor (whether the original lessor or any successor Lessor) shall be limited to defaults occurring or arising during the period for which such party shall have been a Lessor, and such party shall not be liable for default occurring or arising at any time before such party obtained its interest as Lessor or after such party disposed of its interest as Lessor. Lessee agrees that it shall look solely to the Lessor's interest in the Land and Building for satisfaction of any liability of Lessor in respect of this lease and will not seek recourse against any other assets of Lessor for such satisfaction, it being understood that each agreement, obligation and liability of Lessor under this lease or otherwise is made, entered into and incurred on the express condition that Lessee's only recourse under this lease or otherwise or in the event of a default by Lessor under any such agreement or obligation or in the event of any liability of Lessor hereunder or otherwise, shall be limited solely to Lessor's interest in the Land and Building.

     Section 12. In the event that prior to the Commencement Date any actual or proposed holder of a first mortgage on the Building or Land shall demand that this lease be modified or amended in any respect (other than those provisions relating to rental, term, size or location of the demised premises and provided that such modification shall in no event increase any of the Lessee's costs or liabilities or obligations) and if Lessee shall fail to so modify or amend this lease within fifteen (15) days after such demand, Lessee shall be deemed in default under this

Lease. Lessee agrees to give within ten (10) days of written request such reasonable statements and certificates as may be requested by Lessor in connection with a mortgage closing or the sale of the Building or Land, or any portion thereof.

     Section 13. This Lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     Section 14. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time, "promptly" or "a reasonable time", and such time shall be deemed to be extended by the period of such delay. For the purpose hereof, inability to pay normal charges incurred in connection with performance of an obligation hereunder (including, without limitation, payment of annual base rent or additional rent hereunder) does not constitute a cause beyond such party's reasonable control.

     Section 15. Lessee shall provide Lessor with annual certified financial statements within sixty (60) days after the close of Lessee's fiscal year.

     Section 16. Lessee shall not record this Lease, but upon request of either party, both parties shall execute and deliver a notice of Lease, in form satisfactory to Lessor and appropriate for recording, the costs of such notice shall be born by the requesting party.

                                  ARTICLE XXIII

                        PROHIBITION OF LESSEE ABANDONMENT

     At all times during the Original Term, and any extension or renewal thereof, Lessee agrees (i) to keep the demised premises adequately heated to the extent necessary to prevent the pipes from freezing and to prevent deterioration of the demised premises; (ii) to keep the demised premises adequately secure as to prevent the entry of unauthorized persons; and (iii) to fully and completely occupy the demised premises.


                                       3O

                                  ARTICLE XXIV

                       COMPLIANCE WITH ENVIRONMENTAL LAWS

     Section 1. (a) Lessee shall not generate, store, dispose of, release, emit, or otherwise handle or use any Hazardous Substances (as hereafter defined) in, upon, under, within, on or from the demised premises, the building or the Land except in compliance with an applicable Environmental Laws (as hereafter defined).

                (b) Lessee shall provide directly to Lessor copies of all notices and documents filed with any Governmental Authority pursuant to the Legal Requirements (including, without limitation, the Environmental Laws) with regard to a release or threat of release of Hazardous Substances, provided, however, that any confidential information provided to a Governmental Authority which may be provided to Lessor shall be maintained as confidential by Lessor.
A copy of any notice or document from a Governmental Authority received by Lessee alleging non-compliance with, or liability under a matter covered by any of the Environmental Laws and involving the demised premises, the Building or the Land shall be forwarded promptly to Lessor by Lessee. It is agreed and understood that wherever used in this Lease, the term "Legal Requirements" shall be deemed to include, without limitation, the Environmental Laws.

                (c) Lessee shall at all times, at its own expense, maintain and preserve secondary containment incidental to the storage of Hazardous Substances on the demised premises, the Building or the Land to the extent required by Environmental Laws and all Legal Requirements.

                (d) Lessee shall maintain full, complete and current files of all Material Safety Data Sheets ("MSDS") materials to the extent required by Environmental Laws.

                (e) Lessee will promptly inform Lessor of any release or threat of release of Hazardous Substances. Except as required by law, Lessee shall not submit to the Massachusetts Department of Environmental Protection ("DEP") or any Governmental Authority any report or other information related to the demised premises, the Building or the Land without furnishing a copy to the Lessor at least 48 hours in advance of such submission, except in the case of emergency or other direction by DEP or any Governmental Authority in which case Lessee shall use reasonable efforts to furnish such copy to the Lessor in advance as promptly as practicable and in any event within 48 hours after the submission to DEP or any Governmental Authority.

                (f) Lessee shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable Legal Requirements) all Hazardous Substances generated or released by Lessee or its officers, directors, employees, contractors, servants, invitees or agents during the Term of this Lease (or during such term as Lessee is in occupancy or possession of any part of the demised premises, Building or Land) at or from the demised premises, the Building and the Land in compliance with all Environmental Laws and further, shall remove, clean up, remedy and dispose of all Hazardous Substances located at, upon, under, within or in the demised premises, the Building or the Land generated by or resulting from its operations, activities or processes during the Term of this Lease (or such other periods of time as Lessee may be in occupancy or in possession of the demised premises or any portion of the Land or building), in compliance with all Environmental Laws. In performing its obligations hereunder, Lessee shall use best efforts to avoid interference with the use and enjoyment of the Building and the Land by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease.

     Section 2. Lessee shall indemnify, defend and save harmless Lessor, its officers, directors, employees, contractors, servants, invitees and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorneys' fees, consultants fees, litigation costs and clean-up costs (hereinafter collectively referred to as "Liability") asserted against or incurred by Lessor, its officers, directors, employees, contractors, servants or agents at any time by reason of or arising out of any (i) release or threat of release of any Hazardous Substance at, in, upon, under, or from the demised premises, the Building or the Land where such release or threat of release is the result of or alleged to result from the acts or omissions of Lessee or its agents, servants, employees, independent contractors or invitees, or (ii) any violation or alleged violation of any Environmental Laws governing Hazardous Substances, provided that any act, omission, event or circumstance giving rise to such Liability or cleanup obligations occurred during the Lease Term (or any such other periods of time as Lessee shall be in occupancy or in possession of any portion of the demised premises, the Land or the Building). The indemnities set forth in this Section shall survive expiration or termination of this Lease.

     Section 3. In addition to the requirements set forth above, Lessee shall, within ten (10) days of receipt, provide to Lessor copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any Governmental Authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. Lessor hereby expressly reserves the right to enter the demised premises and all other portions of the Building and the Land in order to perform inspections and testing of the air, soil and groundwater for the presence or existence of Hazardous Substances.

     Section 4. To the best of Lessor's knowledge, the Land and the Building are free of any Hazardous Substances. Lessor hereby agrees to indemnify and hold Lessee harmless from and against any and all "Remediation Costs" (as hereafter defined) sustained or incurred by Lessee in the event that Lessee is required by any state or federal agency to effect a remediation of any Hazardous Substances
(a) which may be located on the Land and the Building as of the date of this Lease or (b) which Lessor its agents, employees, contractors or its invitees (but not other tenants in the Building or the Land) may discharge onto the Land or Building subsequent to the date hereof, unless such Hazardous Substances are present or released as the result of the acts or omissions of Lessee or any of Lessee's agents, servants, employees, contractors or invitees. As used herein, the term "Remediation Costs" shall mean the cost of remediation and clean-up of the Hazardous Substances which Lessee may incur as the result of any order of the DEP, the U.S. Environmental Protection Agency or any State or Federal
Court of competent jurisdiction requiring that Lessee effect a remediation of any Hazardous Substances.

     Section 5. As used herein, the term "Hazardous Substances" shall mean and include, without limitation, any material or substance which is (I) petroleum;
(ii) asbestos, (iii) designated as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. (33 U.S.C.
1321) or listed in 307 of the Federal Water Pollution Control Act (33 U.S.C.
1317); (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903);
(v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601), as amended and regulations promulgated thereunder; or (vi) defined as "oil" or a "hazardous waste," a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term "Environmental Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in Section 5, together with (I) any amendments thereto, or regulations promulgated thereunder, and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage or generation of Hazardous Substances, whether now existing or hereafter enacted or promulgated.

                                   ARTICLE XXV

                            COMMENCEMENT CONSTRUCTION

     Section 1. The parties have signed an outline plan, together with detailed written specifications, identified as Exhibit C, a copy of which is attached hereto, describing the improvements to be provided and installed in the demised premises by Lessor at its sole expense.

     Section 2. Intentionally Deleted.

     Section 3. Intentionally Deleted.

     Section 4. If Lessor shall be unable to give possession of the demised premises on the scheduled Commencement Date because the demised premises are not completed and/or ready for occupancy, or if repairs, improvements or decorations of the demised premises or of the Building are not completed, Lessor shall not be subject to any liability for such failure nor will such failure affect the validity of this Lease or (except as provided in Section 3 of this Article
XXV), Lessee's obligation to pay rent beginning on the Commencement Date.

                                  ARTICLE XXVI

                                 ADA COMPLIANCE

     Lessor shall be responsible for compliance with Title III of the Americans with Disabilities Act and the regulations thereunder (hereinafter collectively called the "ADA") insofar as it relates to Lessor's work as described in Exhibit C (the "Lessor's Work"). Lessor shall be solely responsible for any failure of the Lessor's Work to comply with the ADA and shall be solely responsible for costs (including judgements), fines, penalties and reasonable attorneys' fees relating to any failure of Lessor's Work to comply with the ADA.

     Lessee shall be responsible for compliance with the ADA as to all matters which relate to the conduct of Lessee's particular business, Lessee's particular manner of use of the demised premises and Land and any alterations or additions to or with respect to the demised Premises or Land made by Lessee.

                                  ARTICLE XXVII

                                OPTION TO EXTEND

     Lessee shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgage or transferred, to extend the Original Term for five (5) additional years (the "Extension Period") provided that (a) Lessee shall give Lessor notice of Lessee's exercise of such option at least nine (9) full calendar months prior to the expiration of the Original Term, and (b) no default of Lessee (after expiration of applicable notice and cure periods, if any) shall exist at the time of giving each applicable notice and (c) the original Lessee named herein is occupying the entire demised premises both at the time of giving the applicable notice and at the time of commencement of such Extension Period. Except for the amount of Annual Base Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further options to extend the Term nor shall Lessor be obligated to make or pay for any improvements to the demised premises nor pay any inducement payments of any kind or nature. Nothing contained in this paragraph shall be deemed or construed to limit Lessor's obligation to maintain and repair the Building and the Land as provided in this Lease. If Lessee shall give notice of its exercise of each such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of such notice without the requirement of any further attention on the part of either Lessor or Lessee. Lessor thereby reserves the right, exercisable by Lessor in its sole discretion, to waive (in writing) any condition precedent set forth in clauses
(a), (b) or (c) above.

     If Lessee shall fail to give timely notice of the exercise of such option as aforesaid or if any of the conditions set forth above are not satisfied as and when specified herein, Lessee shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any termination of this Lease Agreement shall terminate the rights hereby granted Lessee.

     The monthly installment of Annual Base Rent payable for each twelve (12) month period during the Extension Period shall be determined as follows:

     PERIOD        $/PER SF         ANNUAL BASE RENT        MONTHLY RENT
     ------        --------         ----------------        ------------

     Year 6         $ 7.30            $ 248,813             $ 20,734.43
     Year 7         $ 7.60            $ 259,038             $ 21,586.53
     Year 8         $ 7.90            $ 269,263             $ 22,438.63
     Year 9         $ 8.20            $ 279,488             $ 23,290.73
     Year 10        $ 8.50            $ 289,714             $ 24,142.83
                                      ---------

     TOTAL ...........................$1,346,316



                                 ARTICLE XXVIII

                              ADDITIONAL PROVISIONS

      Section 1:   Exhibit A - Land
                   Exhibit B - Plan of Demised Premises
                   Exhibit C - Lessee's Plans and Specifications and
                               Description of Lessor's Work
                   Exhibit D - INTENTIONALLY DELETED
                   Exhibit E - Subordination and Attornment Agreement

     EXECUTED under seal as of the day and year first above written.

                                     LESSOR:


                                     /s/ William R. Yettman
                                     -------------------------------------------
                                     Michael A. Howland, as Trustee of
                                     the Hownat Trust, but not individually.



                                     LESSEE:

                                            /s/  Eugene Bullis
                                            ------------------------------------

                                            Title: Chief Financial Officer
                                                  ------------------------------
                                            Its duly authorized representative



                                            ------------------------------------
                                            Witness